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                                                                    Exhibit 14.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of:
(a) our report dated February 17, 1995, relating to the financial statements and financial highlights of Prospect Hill Prime Money Market Fund (the "Institutional Fund") (a separate series of Prospect Hill Trust) appearing in the Institutional Fund's December 31, 1994 Annual Report to Shareholders; (b) our report dated February 17, 1995, relating to the financial statements and financial highlights of Cash Reserve Portfolio (the "Retail Fund") (a separate series of Principal Preservation Portfolios, Inc.) appearing in the Retail Fund's December 31, 1994 Annual Report to Shareholders; and (c) our report, dated February 17, 1995, relating to the financial statements of The Prime Money Market Portfolio (the "Hub Fund") (a separate series of The Prime Portfolios) appearing in both the Institutional Fund's December 31, 1994
Annual Report to Shareholders and the Retail Fund's December 31, 1994 Annual Report to Shareholders.





PRICE WATERHOUSE, LLP
Milwaukee, Wisconsin
November 30, 1995